Exhibit 10.6

PARTIAL RELEASE AND ACKNOWLEDGEMENT AGREEMENT

This Partial Release and Acknowledgment Agreement (the “Agreement”) is entered into as of September 27, 2006, by and among (i) SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts  02462 (“SVB”), (ii) ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141, for itself and as successor by merger to ASPENTECH, INC., formerly a Texas corporation  with offices at Ten Canal Park, Cambridge, Massachusetts 02141( “Borrower”), and the parties who have executed this Agreement, as evidenced by their signature below (each a “Party”, and collectively, the “Parties”).

Whereas, Borrower is indebted to SVB pursuant to a loan arrangement dated as of January 30, 2003, as evidenced by a certain Loan and Security Agreement and a certain Export-Import Bank Loan and Security Agreement each dated as of January 30, 2003 (each as amended and in effect, collectively, the “SVB Loan Arrangement”) and SVB and Borrower have also entered into a certain Non-Recourse Receivables Purchase Agreement dated December 31, 2003 (as amended and in effect, the “SVB Purchase Facility”).

Whereas, SVB has agreed to release its security interest in certain assets of Borrower in accordance with the provisions hereof in order to permit Borrower to sell such assets to Aspen Technology Funding 2006 - I LLC, free and clear of the security interest granted to SVB under the SVB Loan Arrangement and SVB’s interest in the accounts receivable purchased under the SVB Purchase Facility, which assets shall be subsequently conveyed by Aspen Technology Funding 2006 - I LLC to Aspen Technology Funding 2006 - II LLC (“SPE II”), and which assets will then be pledged by SPE II to Key Equipment Finance, Inc., as agent for certain lenders extending loans to SPE II (the “Key Transaction”).

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SVB, the Borrower, and the Parties hereby agree as follows:

1.             Partial Release.  SVB hereby irrevocably releases any lien, claim, encumbrance or security interest (including, without limitation, its security interests under the SVB Loan Arrangement and its interest in accounts receivable purchased under the SVB Purchase Facility) it may have, solely in those certain accounts receivable, contracts (or portion thereof), related security, and collections which are listed on Exhibit A hereto (the “SPV Receivables”) and all proceeds thereof.

2.             Treatment of Proceeds of the SPV Receivables.   SVB specifically acknowledges and agrees that it shall retain no security interest or ownership interest in or to the SPV Receivables or the proceeds thereof (the “Funds”).  In the event SVB receives, acquires or obtains any such Funds directly from the Collection Account (as defined herein) as payment of any of the Borrower’s obligations under the SVB Loan Arrangement or the SVB Purchase Facility, in connection with a disbursement request by the Borrower to SVB directly from the Collection Account, or by set off or other action taken by SVB against the Collection Account, SVB agrees to promptly turn over any such Funds, or the proceeds thereof, to KEY or, at SVB’s option, SVB may deposit such Funds into a court of competent jurisdiction in an interpleader action.  In the event that any Party receives, acquires or obtains any collateral or property of SVB, such Party hereby agrees to promptly turn over such collateral, property, or the proceeds thereof, to SVB, or, at Key’s option, Key may deposit such Funds into a court of competent jurisdiction in an interpleader action.

3.             Amendment to UCC Financing Statement.  Upon receipt of this fully executed Agreement, SVB shall file the following UCC financing statements on behalf of SVB, as Secured Party:

(a)                                  Amendment to Financing Statement, releasing SVB’s security interest in the SPV Receivables and the proceeds thereof, naming Aspen Technology, Inc., as Debtor, in the form of Exhibit B hereto, to be filed with the Delaware Secretary of State; and

(b)                                 Amendment to Financing Statement, releasing SVB’s security interest in the SPV Receivables and the proceeds thereof, naming Aspentech, Inc., as Debtor, in the form of Exhibit C hereto, to be filed with the Texas Secretary of State.

SVB agrees to deliver any such UCC financing statement partial releases reasonably requested by Aspen or Key to effectuate the terms of paragraphs 1 and 3 hereof.

4.             Acknowledgement.  The Borrower maintains a lockbox with SVB identified as follows: “Aspen Technology Inc. Box 83048, Woburn, MA 01813-3048” (the “Lockbox Account”).  The Lockbox Account proceeds are currently transferred directly to a collection account maintained at SVB in the name of Aspen Technology, Inc. identified as Account No. 3300388202 (the “ Domestic Collection Account”).   In addition, certain wires are transferred to a separate collection account maintained at SVB in the name of Aspen Technology, Inc. identified as Account No. 3300388217 (collectively with the Domestic Collection Account, the “Collection Account”).  SVB acknowledges that the Borrower and Key have advised SVB that SPE II shall, upon acquisition of interests in the SPV Receivables, grant or has granted Key a security interest in the SPV Receivables and the proceeds thereof, and that the Lockbox Account and the Collection Account may contain certain or all of the Funds, which are the proceeds of the SPV Receivables.

5.             Entire Agreement.  This Agreement (including Exhibits hereto) sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior negotiations, understandings and agreements between the Parties concerning such subject matter.  No amendment or modification of this Agreement shall be effective against a Party except by a writing signed by authorized representative of such Party.

6.             No Responsibility/Indemnification.  (a)  The Borrower and the Parties signing below confirm and agree:

(i)                                     that SVB is not undertaking to take any action with respect to the Lockbox Account, or Collection Account, except as set forth in the agreements between SVB and the Borrower pertaining thereto, and except as provided herein.

(ii)                                  that SVB shall not have any duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against SVB.

(b)                                 The Borrower confirms and agrees:

(i)                                     to indemnify SVB and its directors, officers, employees and agents harmless against:  (i) all obligations, demands, claims, and liabilities asserted by any party or person in connection with the transactions contemplated by this Agreement; and (ii) all losses incurred, or paid by SVB from, following, or consequential to transactions relating to this Agreement.

7.             Governing Law.  This Agreement shall be governed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws, under the law of the Commonwealth of Massachusetts.

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In witness whereof, the parties have executed this Agreement as of the date first written above.

SILICON VALLEY BANK

By:	/s/ Michael Tramack
Name:	Michael Tramack
Title:	Senior Vice President

ASPEN TECHNOLOGY, INC.

By:	/s/ Leo S. Vannoni
Name:	Leo S. Vannoni
Title:	Treasurer

AGREED AND ACKNOWLEDGED:

KEY EQUIPMENT FINANCE, INC., as agent

By:	/s/ Donald C. Davis
Name:	Donald C. Davis
Title:	Vice President

Exhibit A

All of the Receivables, Collections and all proceeds thereof, in each case, as more particularly described below.

“Collections” means, with respect to any Receivable, all funds paid by or on behalf of the related obligor of such Receivable in payment of any amounts owed (including, without limitation, purchase or sale prices, principal, finance charges, interest and all other charges) in respect of such Receivable.

“Receivable” means all indebtedness and other obligations identified on Schedule I  hereto (“Assets”), owed to Aspen Technology, Inc. or any affiliate thereof, including, without limitation, any indebtedness, obligation or interest relating to the Assets, and further including, without limitation, all rights to payment of such indebtedness or obligation arising under the related contract with respect to the Assets,  and the obligation to pay any finance charges with respect to the Assets.